As filed with Securities and Exchange Commission on April 9, 2021

Registration No. 333-234100

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 8 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Eco-Materials Group Co. Limited

中国环保新材集团有限公司

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3270	Not applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

No. 200, Liu Gang Tou, Qinglin Community, Tangshan Township, Nanjing

Jiangsu Province, People’s Republic of China 211131

Telephone: +86-025- 84100618

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor
New York, NY 10168

Phone: (800) 221-0102

Fax: (800) 944-6607

(Name, address, including zip code, and telephone number, including areas code, of agent for service)

Copies to:

Jeffrey Li, Esq. FisherBroyles LLP. 1200 G Street NW, Suite 800 Washington, D.C. 20005 (202) 830-5905	Ying Li, Esq. Louis Taubman, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 (212) 530-2210

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company.  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards * provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

* The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Ordinary shares, par value $0.0001 per share(3), to be sold by the Company	4,300,000	$4.00	$17,200,000	$1,876.52
Underwriter’s Warrants(4)	-	-	-	-
Ordinary shares underlying Underwriter’s Warrants(4)	430,000	$5.60	$2,408,000	$262.71
Total	4,730,000		$19,608,000	$2,139.23

(1)	The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2)	Already paid.

(3)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s ordinary shares underlying the underwriter’s warrants (as defined below) are registered hereby, no separate registration fee is required with respect to the warrants registered hereby. We have agreed to issue, on the closing date of this offering warrants (the “underwriter’s warrants”) to Network 1 Financial Securities, Inc., in an amount equal to 10% of the aggregate number of Ordinary Shares sold by us in this offering. The exercise price of the underwriter’s warrants is equal to 140% of the price of our Ordinary Shares offered hereby. The underwriter’s warrants are exercisable for a period of five years from the date of commencement of sales of this offering and will terminate on the fifth anniversary of such date.

(5)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 8, or this Amendment No. 8, to the Registration Statement on Form F-1 (File No. 333-234100), or the Registration Statement, of China Eco-Materials Group Co. Limited is being filed solely for the purpose of filing certain exhibits, as indicated in Part II of this Amendment No. 8, and amending and restating the exhibit index set forth in Part II of this Amendment No. 8. No changes have been made to the Registration Statement other than this explanatory note as well as the revised versions of the facing page and the exhibit index of the Registration Statement. This Amendment No. 8 does not contain the preliminary prospectus that forms a part of the Registration Statement, which remains unchanged from Amendment No. 7 to the Registration Statement filed with the Securities and Exchange Commission on March 30, 2021. Accordingly, this Amendment No. 8 consists only of the facing page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as officers and directors except such (if any) as they shall incur or sustain by or through their own willful misfeasance, bad faith, negligence or reckless disregard, or default of their duties.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following ordinary shares. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of ordinary shares.

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration
Kinghong Holding Limited	January 7, 2019	8,710,000	$871
Fule Holding Limited	January 7, 2019	3,653,000	$365.30
Meile Holding Limited	January 7, 2019	637,000	$63.70

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing City, China, on April 9, 2021.

China Eco-Materials Group Co. Limited

By:	/s/ Jinru Lin
Name:	Jinru Lin
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Jinru Lin and Peng Hu as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jinru Lin	Chief Executive Officer, Director and Chairman (Principal Executive Officer)	April 9, 2021
Jinru Lin

/s/ Peng Hu	Chief Financial Officer	April 9, 2021
Peng Hu	(Principal Financial Officer and Principal Accounting Officer)

/s/ Geng Lin	Director	April 9, 2021
Geng Lin

/s/ Vick Bathija	Director	April 9, 2021
Vick Bathija

/s/ Michael Viotto	Director	April 9, 2021
Michael Viotto

/s/ Haitao Wang	Director	April 9, 2021
Haitao Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Eco-Materials Group Co. Limited has signed this registration statement or amendment thereto in New York on April 9, 2021.

Authorized U.S. Representative
Cogency Global Inc.
Tel: (800) 221-0102

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Authorized Person

INDEX TO EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Title
1.1	Form of Underwriting Agreement**
3.1	Certificate of Incorporation**
3.2	Second Amended and Restated Memorandum of Association**
3.3	Second Amended and Restated Articles of Association**
4.1	Form of Underwriter’s Warrant**
4.2	Specimen Certificate for Ordinary Shares**
5.1	Opinion of Maples and Calder (Hong Kong) LLP as to the legality of the Ordinary Shares being registered and certain Cayman Islands tax matters*
5.2	Opinion of FisherBroyles, LLP regarding Underwriter’s Warrant**
8.1	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)*
8.2	Opinion of Beijing Zhong Lun Law Firm regarding certain PRC tax matters (included in Exhibit 99.3)**
10.1	English Translation of the Letter Agreement from Nanjing Funiushan Copper Co., Ltd. dated March 10, 2016**
10.2	Exclusive Business Cooperation and Management Agreement, by and among Hong Kong Zhongnan, Nanjing Fujin, Nanjing Fuya, and Nanjing Fuya’s shareholders, dated May 31, 2019**
10.3	Equity Interest Pledge Agreement, by and among Nanjing Fujin and each of the shareholders of Nanjing Fuya, dated June 1, 2019.**
10.4	Exclusive Option Agreement, by and between Hong Kong Zhongnan and each of the shareholders of Nanjing Fuya, dated May 31, 2019.**
10.5	Powers of Attorney, by and between Hong Kong Zhongnan and each of the shareholders of Nanjing Fuya, dated May 31, 2019.**
10.7	Form of Employment Agreement by and between executive officers and the Company.**
10.8	Form of Indemnification Agreement between the Company and its directors and executive officers**
10.9	English Translation of the Land Lease Agreement between Nanjing Fuya and Jiangning District Tangshan Subdistrict Qinglin Community, dated April 28, 2011.**
10.10	English Translation of the Lease Agreement between Nanjing Fuya and Jinru Lin, dated December 27, 2018.**
10.11	English Translation of Working Capital Loan Agreement by and between Agricultural Bank of China Nanjing Northern City Branch and Nanjing Fuya, dated December 19, 2018.**
21.1	List of subsidiaries of the Registrant**
23.1	Consent of Friedman LLP**
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)*
23.3	Consent of Beijing Zhong Lun Law Firm (included in Exhibit 99.3)**
23.4	Consent of FisherBroyles, LLP (included in Exhibit 5.2)**
23.5	Consent of Qianinfo (Beijing) Consulting Co., Ltd**
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Code of Business Conduct and Ethics**
99.2	Consent of Jiangsu Province Construction Project and Construction Materials Quality Testing Center Co., Ltd.**
99.3	Opinion of Beijing Zhong Lun Law Firm regarding PRC legal matters**
99.4	Request for Waivers and Representation under Item 8.A.4 of Form 20-F**

*	Filed herewith

**	Previously filed